Exhibit 4.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 18, 2011, among UNIFI, INC., a New York corporation (the “Parent”), the subsidiaries of the Parent from time to time party to the Credit Agreement referred to below (the “Subsidiaries”; and together with the Parent, the “Borrowers”), each lender from time to time party to the Credit Agreement referred to below (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Agent”).

RECITALS

A.           The Borrowers, the Lenders, and the Agent are party to an Amended and Restated Credit Agreement dated as of May 26, 2006 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, Amended and Restated Security Agreement and Pledge Agreement dated as of September 9, 2010, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Agent and the Lenders have extended certain credit facilities to the Borrowers.

B.           The Borrowers have requested that the Agent and the Lenders agree to certain amendments with respect to the Credit Agreement, and subject to the terms and conditions set forth herein, the Agent and each of the Lenders have agreed to grant such requests of the Borrowers.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings, if any, assigned to such terms in the Credit Agreement (as amended by this Agreement).

2.           Interpretation.  The rules of interpretation set forth in Section 14.22 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.           Credit Agreement Amendments.  Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the Effective Date (as defined in Section 4 below), the Credit Agreement is hereby amended in accordance with this Section 3.  Except as so amended, the Credit Agreement and all other Loan Documents shall continue in full force and effect.

(a)           Amendment to Section 7.12.  Section 7.12(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) Guaranties of the Senior Secured Notes and any Refinancing Indebtedness in respect thereof”.

(b)           Amendment to Section 7.29.  Section 7.29(a) of the Credit Agreement is hereby amended by adding the following new clause after the phrase “Senior Secured Notes Indenture” as it appears in such clause (a):

“or any indenture relating to any Refinancing Indebtedness of the Senior Secured Notes,”

4.           Conditions to Effectiveness.  Upon the satisfaction of each of the following conditions, this Agreement shall be deemed to be effective (the date such conditions are satisfied, the “Effective Date”):

(a)           the Agent shall have received counterparts of this Amendment executed by the Agent, the Lenders and the Borrowers and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained in this Amendment, the Credit Agreement and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Effective Date;

(b)           the Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with this Amendment or any of the Loan Documents and the transactions contemplated hereby or thereby; and

(c)           the Borrowers shall have notified the Senior Secured Notes Collateral Agent and the Senior Secured Notes Trustee that the parties hereto are entering into this Amendment.

Execution and delivery to the Agent by a Lender of a counterpart of this Amendment shall be deemed confirmation by such Lender that (i) all conditions precedent herein have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Amendment was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth herein, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

5.           Effect of the Agreement.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrowers, on the one hand, and the Agent or any other Lender, on the other hand.

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6.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)           After giving effect to this Amendment, no Default has occurred and is continuing.

(b)           The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c)           The Amendment, together with the other Loan Documents and the Credit Agreement constitute the legal, valid and binding obligations of each Borrower, as applicable, and are enforceable against each such Person in accordance with their respective terms, without defense, counterclaim or offset.

(d)           All representations and warranties of the Borrowers contained in Article 6 of the Credit Agreement are true and correct on and as of the Effective Date, except to the extent that any such representation and warranty specifically relates to an earlier date.

(e)           Each Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent, the Lenders or any other Person.

7.           Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(b)           THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 14.3 AND 14.4 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(c)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(d)           This Amendment, together with the other Loan Documents and the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

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(e)           If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(f)           Each Borrower covenants to pay to or reimburse the Agent, upon demand, for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(g)           This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

UNIFI, INC., a New York corporation

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

UNIFI MANUFACTURING, INC.,
a North Carolina corporation

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

UNIFI TEXTURED POLYESTER, LLC,
a North Carolina limited liability company

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

UNIMATRIX AMERICAS, LLC,
a North Carolina limited liability company

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

UNIFI SALES & DISTRIBUTION, INC.,
a North Carolina corporation

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

 [Signature Pages Continue]

SPANCO INTERNATIONAL, INC.,
a North Carolina corporation

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

UNIFI EQUIPMENT LEASING, LLC,
a North Carolina limited liability company

By: /s/   Charles F. McCoy
Name: Charles F. McCoy
Title: V.P., Secretary and General Counsel

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/   Andrew A. Doherty
Name:  Andrew A. Doherty
Title:  Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/   Andrew A. Doherty
Name:  Andrew A. Doherty
Title:  Senior Vice President

WELLS FARGO CAPITAL FINANCE, INC., as a Lender

By:  /s/  John Williammee, Jr.
Name:  John Williammee, Jr.
Title:  Vice President